UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2012

CNL Healthcare Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-168129	27-2876363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification no.)

450 South Orange Ave.

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Form 8-K below is incorporated by reference herein.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2012, the Board of Directors (the “Board”) of CNL Healthcare Trust, Inc. (the “Company”) accepted the resignation of Robert A. Bourne as Vice Chairman of the Board, Director and Treasurer of the Company effective immediately. On the same date, the Board appointed with immediate effect Thomas K. Sittema as its Vice Chairman of the Board and Director and accepted Mr. Sittema’s resignation as Chief Executive Officer of the Company. Also on April 13, 2012, the Board appointed with immediate effect Stephen H. Mauldin as the Company’s Chief Executive Officer and accepted Mr. Mauldin’s resignation as Chief Operating Officer, which position was left unfilled. Mr. Mauldin will retain his title as President of the Company. On the same date, the Board appointed Joseph T. Johnson as Treasurer of the Company with immediate effect. Mr. Johnson will retain his titles as Senior Vice President and Chief Financial Officer of the Company.

Also on April 13, 2012, the Board (i) accepted the resignation of Robert J. Woody as an independent director of the Company with immediate effect; (ii) increased the number of directors of the Company to six (6); and (iii) appointed with immediate effect Michael P. Haggerty and J. Douglas Holladay as independent directors of the Company and Mr. Haggerty as a member of the Board’s Audit Committee.

Mr. Haggerty, age 59, has been a partner at Jackson Walker, LLC, a Dallas-based law firm since 1984. For more than 20 years, Mr. Haggerty has headed the finance group of Jackson Walker. Mr. Haggerty’s commercial real estate practice has included the negotiation, structuring, and documentation of interim and permanent financing of office buildings, shopping centers, retirement facilities, restaurants, industrial properties, and multi-family residential projects. Mr. Haggerty has served as a director of North Dallas Bank & Trust Co. since May 2009. Mr. Haggerty attained a B.B.A. from the University of Georgia and a J.D. from the University of Virginia School of Law. Since 1978, Mr. Haggerty has been admitted to practice law in the states of both Texas and Georgia.

Mr. Holladay, age 65, has served as a General Partner of Elgin Capital Partners, a private energy company based in Denver from 2008 to the present. He is an advisor to Alexander Proudfoot, Headwaters, the Business Growth Alliance, and the Case Foundation. From 1999 to 2008, Mr. Holladay was co-founder of a middle market private equity fund, Park Avenue Equity Partners. Since 2011, Mr. Holladay has been a guest columnist for the online Washington Post and is an adjunct professor at Georgetown University. From 2009 to the present, Mr. Holladay has served on the board of Miraval, a privately held luxury resort and spa located in Arizona. From July 2004 to April 2007, Mr. Holladay served as a member of the board of directors of CNL Hotels & Resorts, Inc., a public non-traded REIT affiliated with CNL Financial Group. From 2004 until July 2008, Mr. Holladay also served as an advisor to Providence Capital (now CNL Opportunity Fund), a hedge fund based in Minnesota. Previously, Mr. Holladay held senior positions at Goldman, Sachs & Co., the U.S. State Department and the White House. While a diplomat, Mr. Holladay was accorded the personal rank of ambassador. Between 2000 and 2009, Mr. Holladay served as a director for Sunrise Senior Living, Inc., a public company that provides senior living services in the United States, Canada and the United Kingdom. Mr. Holladay attained an M.Litt. in political and economic history from Oxford University, an M.A. in theology from Princeton Theological Seminary, and an A.B. in political science from the University of North Carolina, Chapel Hill. He holds honorary doctorates from Morehouse College and Nyack College.

As independent directors, Messrs. Haggerty and Holladay will each receive a $15,000 annual fee for services as well as $2,000 per Board meeting attended by telephone or in person. As a member of the Audit Committee, Mr. Haggerty will receive $2,000 per Audit Committee meeting attended by telephone or in person. Independent directors are also paid $2,000 per day for their participation in certain meetings and other Company-related business outside of normally scheduled Board meetings. No additional compensation is paid for attending the annual meeting of stockholders.

As in the case of all of the Company’s other executive officers, Messrs. Mauldin and Johnson will receive no salary, bonus, or other compensation from the Company and will be compensated in part by CNL Healthcare Corp. (the “Advisor”) pursuant to an employment contract between each of Messrs. Mauldin and Johnson and the Advisor. Mr. Sittema will continue to be compensated by CNL Financial Group, Inc. in his capacity as chief executive officer of that entity and will receive no salary, bonus or other compensation from the Company or the Advisor.

To correct a scrivener’s error, an indemnification agreement with the Company dated April 13, 2012, a representative copy of which is included as Exhibit 99.1 (the “Indemnification Agreement”), has been executed by each of the members of the Board: Messrs. Seneff, Sittema, Douglas, Folken, Haggerty and Holladay. The Indemnification Agreement dated April 13, 2012 has also been executed by each of the Company’s executive officers: Messrs. Mauldin and Johnson, Ixchell C. Duarte and Holly J. Greer. The Indemnification Agreements supersede prior indemnification agreements between the Company and each of (i) Messrs. Seneff, Douglas, Folken and Johnson and Ms. Greer dated June 8, 2010; (ii) Messrs. Sittema and Mauldin dated September 1, 2011; and (iii) Ms. Duarte dated March 14, 2012.

For additional information concerning the relationships among the Company, CNL Healthcare Corp., CNL Financial Group, LLC, CNL Financial Group, Inc., and officers and directors of the various entities and the risks which arise from those relationships, please refer to the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the sections captioned “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and the Company’s prospectus dated March 12, 2012 filed with the SEC (including the sections captioned “Risk Factors,” “The Advisor and the Advisory Agreement” and “Conflicts of Interest”).

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1	Form of Indemnification Agreement dated April 13, 2012, between each of CNL Healthcare Trust, Inc. and each of James M. Seneff, Jr., Thomas K. Sittema, Bruce Douglas, Dennis N. Folken, Michael P. Haggerty, J. Douglas Holladay, Stephen H. Mauldin, Joseph T. Johnson, Ixchell C. Duarte and Holly J. Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2012	CNL HEALTHCARE TRUST, INC.

/s/ Joseph T. Johnson
	Name:	Joseph T. Johnson
	Title:	Senior Vice President,
Chief Financial Officer and Treasurer